UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue

Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Rod Keller as Chief Executive Officer:

On March 27, 2012, we entered into an employment agreement with Rod Keller to join our company as chief executive officer for a term of two years. From November 2010 to January 2012, Mr. Keller (age 54) served as vice president and general manager of DIRECTV’s commercial business where he oversaw sales, marketing, finance, operations and product planning and played a key role in the substantial growth in revenues and market share for the business. From August 2008 to November 2010, Mr. Keller was the president and chief executive officer of Siemens Home and Office Communications where he oversaw operations and corporate strategy. From January 2007 to August 2008, Mr. Keller managed worldwide sales for Linksys, the consumer division of Cisco, playing a lead role in helping Linksys expand market share in Europe, the Middle East, Africa and Asia Pacific. Mr. Keller holds a Bachelor’s Degree in Business Administration from Texas State University and is a member of the McCoy School of Business Advisory Board at Texas State University.

The employment agreement with Mr. Keller provides for a base salary of $200,000 and an annual discretionary bonus upon the attainment of certain performance goals to be established annually by our board of directors or compensation committee. The employment agreement is terminable by either party at any time. In the event of termination by us without cause or by Mr. Keller for good reason, as those terms are defined in the agreement, he is entitled to six months’ severance.

Upon the commencement of his employment on April 2, 2012, Mr. Keller will be granted ten-year options under our 2010 Stock Incentive Plan to purchase 600,000 shares of our common stock at an exercise price equal to the closing price of our common stock on April 2, 2012, being the fair market value on such date. Twenty-five percent of the option will vest on the first year anniversary of the grant date and the remaining portion of the option will vest in 24 equal and consecutive monthly installments commencing on the date that is thirteen months immediately after the grant date and ending on the third year anniversary of the grant date.

The employment agreement of Rod Keller is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Appointment of Ki Nam as Chief Technology Officer:

Effective April 2, 2012, we amended the employment agreement with Ki Nam pursuant to which he relinquished his role as chief executive officer and assumed the role of chief technology officer. The amendment to the employment agreement with Ki Nam is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Appointment of Domonic Carney as Chief Financial Officer:

On March 30, 2012, we entered into an employment agreement with Domonic Carney to join our company as chief financial officer for a term of eighteen months. Mr. Carney has been acting as a consultant to us since February 2012. From March 2005 to February 2012, Mr. Carney (age 45) served as the chief financial officer for Composite Technology Corporation (CPTC.OB), a manufacturer of high efficiency carbon composite electric transmission conductors and renewable energy wind turbines, where he was instrumental in growth management and capital raising. Mr. Carney also has extensive experience building scalable operating systems with an additional fifteen years in high growth technology companies. Mr. Carney has a Masters in Accounting from Northeastern University and a Bachelor’s Degree in Economics from Dartmouth College.

The employment agreement with Mr. Carney provides for a base salary of $190,000 and an annual discretionary bonus upon the attainment of certain performance goals to be established annually by our board of directors or compensation committee. In addition, as an incentive to join our company, Mr. Carney shall receive one-time bonus payments of 25,000 restricted shares of our common stock under our 2010 Stock Incentive Plan and tax reimbursement in the form of an additional cash payment equal to 45% of the market value of the shares of restricted common stock issued, valued on the date of issuance. The employment agreement is terminable by either party at any time. In the event of termination by us without cause or by Mr. Carney for good reason, as those terms are defined in the agreement, he is entitled to six months’ severance.

Upon the commencement of his employment on March 30, 2012, Mr. Carney will be granted ten-year options under our 2010 Stock Incentive Plan to purchase 260,000 shares of our common stock at an exercise price equal to the closing price of our common stock on March 30, 2012, being the fair market value on such date. Twenty-five percent of the option will vest on the first year anniversary of the grant date and the remaining portion of the option will vest in 24 equal and consecutive monthly installments commencing on the date that is thirteen months immediately after the grant date and ending on the third year anniversary of the grant date.

The employment agreement of Domonic Carney is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

A copy of the press release announcing the appointments contained herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.1	Employment Agreement dated March 27, 2012 by and between the Registrant and Rod Keller.

10.2	Amendment to Employment Agreement dated March 28, 2012 by and between the Registrant and Ki Nam.

10.3	Employment Agreement dated March 30, 2012 by and between the Registrant and Domonic Carney.

99.1	Press Release dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: April 2, 2012	By:	/s/ Ki Nam
Name: Ki Nam
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Employment Agreement dated March 27, 2012 by and between the Registrant and Rod Keller.

10.2	Amendment to Employment Agreement dated March 28, 2012 by and between the Registrant and Ki Nam.

10.3	Employment Agreement dated March 30, 2012 by and between the Registrant and Domonic Carney.

99.1	Press Release dated April 2, 2012.

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